UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 20, 2009

WORLD TRANSPORT AUTHORITY, INC.
(Exact name of registrant as specified in its charter)

Alberta
(State or other jurisdiction of incorporation)

000-23693
(Commission File Number)

98-044-0800
(IRS Employer Identification No.)

2510 Warren Avenue, Cheyenne, WY 82001-3163
(Address of principal executive offices and Zip Code)

(307) 773-0148; fax: (307) 773-0149
(Registrant’s telephone number, including area code)

COMPOSITE AUTOMOBILE RESEARCH, LTD
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

__ Pre-commencement communtication pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CGR 240.13.e-4 (c))

Item 1.01  Entry into a Material Definitive Agreement

On December 30, 2009, the board of directors of the Company approved the renewal of management contracts for William C. Kennedy (chief executive officer, chairman and director), George I. Bates (secretary, treasurer and director) and David Yue (director) for one year, or until such time there is a change in management.

On November 20, 2009, approximately 31, 975, 330 common 144 Restricted World Transport Authority, Inc. shares   were sold and/or distributed to certain individuals and entities as settlements for notes owed and for service provided, with some recently disclosed on required Form 4s.  There are 143,978,888 outstanding common shares of World Transport Authority, Inc. shares.

World Transport Authority, Inc. may, in the near future, provide a website in order to communicate with shareholders.  If instituted, the website will be:  www.wtaworldstar.com.

Item 8.01  Other Events

As of December 3, 2009, the new resident agent for World Transport Authority, Inc., an Alberta corporation, is Incorp Services, Inc., 2510 Warren Avenue, Cheyenne, WY 82001-3163.  This is also the new headquarters for World Transport Authority, Inc., an Alberta corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD TRANSPORT AUTHORITY, INC.

/s/ William C. Kennedy
William C. Kennedy
Chief Executive Officer

Date:  January 19, 2010